Exhibit 15
ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of Harris Corporation
We are aware of the incorporation by reference in the following Registration Statements of Harris Corporation and in the related Prospectuses:

Form S-3 ASR	No. 333-213408	Harris Corporation Debt and Equity Securities
Form S-4	No. 333-228829	Harris Corporation Merger Proposal
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-8	No. 333-207774	Harris Corporation 2015 Equity Incentive Plan
of our report dated January 30, 2019 relating to the condensed consolidated interim financial statements of Harris Corporation that is included in its Form 10-Q for the quarter ended December 28, 2018.

/s/ Ernst & Young LLP
Orlando, Florida
January 30, 2019